ISSUER FREE WRITING PROSPECTUS NO. 299G

Filed Pursuant to Rule 433

Registration Statement No. 333-137902

Dated January 10, 2008

Autocallable Optimization Securities with Contingent Protection Linked to the PHLX Housing SectorSM Index

Deutsche Bank AG, London Branch

$• Securities Linked to the PHLX Housing SectorSM Index due on or about January 25, 2010

Investment Description

Autocallable Optimization Securities with Contingent Protection Linked to the PHLX Housing SectorSM Index (the “Securities”) are designed for investors who want to express a neutral or bullish view of the U.S. housing construction industry through an investment linked to the PHLX Housing SectorSM Index (the “Index”). If the Index closes at or above the Index Starting Level on any Observation Date (including the Final Valuation Date), the Securities will be called for an annualized return of between 22.50% and 26.50% (to be determined on the Trade Date). If the Securities are not called, at maturity you will receive your initial investment amount, unless the Index closes below the Trigger Level on any trading day during the Observation Period, in which case you will receive a payment equal to your initial investment amount reduced by the Index Return. You must be willing to risk losing up to 100% of your initial investment.

Features

❑

Positive Call Return in Flat or Bullish Markets—The Securities will be called, and you will receive a positive return on your investment, if the closing level of the Index on any Observation Date is equal to or greater than the Index Starting Level.

❑

Contingent Protection of Your Initial Investment—If the Securities are not called, at maturity the contingent protection feature protects your initial investment if the Index never closed below the Trigger Level.

❑

Express a Neutral or Bullish View of the U.S. Housing Construction Industry—The Securities are linked to the Index, which currently comprises 20 companies involved in the U.S. housing construction industry. The Index composition encompasses residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers.

Key Dates1

Trade Date	January 18, 2008

Settlement Date[2]	January 24, 2008

Final Valuation Date[2]	January 20, 2010

Maturity Date[2]	January 25, 2010

1 Expected. In the event that we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and Maturity Date will be changed so that the stated term of the Securities remains the same.

2 Subject to postponement in the event of a market disruption event and as described under “Description of Notes—Payment at Maturity” in the accompanying product supplement G.

Security Offerings

We are offering Autocallable Optimization Securities with Contingent Protection Linked to the PHLX Housing SectorSM Index. The Securities are our senior unsecured obligations and are offered at a minimum investment of $1,000.

See “Additional Terms Specific to the Securities” in this free writing prospectus. The Securities will have the terms specified in the prospectus dated October 10, 2006, the prospectus supplement dated November 13, 2006, product supplement G dated January 30, 2007, the addendum to product supplement G dated December 13, 2007, underlying supplement no. 9 dated September 26, 2007 and this free writing prospectus. See “Key Risks” in this free writing prospectus and “Risk Factors” in the accompanying product supplement G for risks related to investing in the Securities.

Deutsche Bank AG has filed a registration statement (including the prospectus dated October 10, 2006, as supplemented by the prospectus supplement dated November 13, 2006, product supplement G dated January 30, 2007, the addendum to product supplement G dated December 13, 2007 and underlying supplement no. 9 dated September 26, 2007) with the Securities and Exchange Commission, or SEC, for the offering to which this free writing prospectus relates. Before you invest in the Securities, you should read these documents and any other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement, addendum to the product supplement, underlying supplement and this free writing prospectus if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase the Securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. We will notify you in the event of any changes to the terms of the Securities, and you will be asked to accept such changes in connection with your purchase of any Securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this free writing prospectus, the accompanying prospectus, the prospectus supplement, product supplement G and underlying supplement no. 9. Any representation to the contrary is a criminal offense. The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$10.00	$0.20	$9.80

Total	$	$	$

(1) For more detailed information about discounts and commissions, please see “Supplemental Underwriting Information” on the last page of this free writing prospectus.

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Securities

You should read this free writing prospectus, together with the prospectus dated October 10, 2006, as supplemented by the prospectus supplement dated November 13, 2006 relating to our Series A global notes of which the Securities are a part, and the more detailed information contained in product supplement G dated January 30, 2007, the addendum to product supplement G dated December 13, 2007 and underlying supplement no. 9 dated September 26, 2007. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Underlying supplement No. 9 dated September 26, 2007:

http://www.sec.gov/Archives/edgar/data/1159508/000119312507208199/d424b21.pdf

♦	Addendum to product supplement G dated December 13, 2007:

http://www.sec.gov/Archives/edgar/data/1159508/000119312507264554/d424b31.pdf

♦	Product supplement G dated January 30, 2007:

http://www.sec.gov/Archives/edgar/data/1159508/000119312507016375/d424b21.pdf

♦	Prospectus supplement dated November 13, 2006:

http://www.sec.gov/Archives/edgar/data/1159508/000119312506233129/d424b3.htm

♦	Prospectus dated October 10, 2006:

http://www.sec.gov/Archives/edgar/data/1159508/000095012306012432/u50845fv3asr.htm

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this free writing prospectus, “Securities” refers to the Autocallable Optimization Securities with Contingent Protection Linked to the PHLX Housing SectorSM Index that are offered hereby, unless the context otherwise requires.

This free writing prospectus, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this free writing prospectus and “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

Investor Suitability

The Securities may be suitable for you if, among other considerations:

♦	You believe the Index will not close below the Trigger Level on any trading day during the Observation Period;

♦	You believe that the Index will close at or above the Index Starting Level on at least one Observation Date (including the Final Valuation Date);

♦	You are willing and able to hold Securities that will be called on any Observation Date on which the Index closes at or above the Index Starting Level or otherwise to hold the Securities to maturity;

♦	You do not seek an investment for which there is an active secondary market;

♦	You do not seek current income from this investment; and

♦

Although the current research forecasts that a turnaround in housing is unlikely to materialize until 2009, at the earliest, you believe the level of the PHLX Housing SectorSM Index will be flat or increase during the term of the Securities.

The Securities may not be suitable for you if, among other considerations:

♦	You believe the Index will close below the Trigger Level on any trading day during the Observation Period and that at maturity the Index Return will be negative;

♦	You believe stock prices of companies involved in the U.S. housing construction industry will decrease during the Observation Period and may not recover until 2009, at the earliest;

♦	You seek an investment that offers 100% protection of your initial investment;

♦	You are not willing to make an investment in which you could lose up to 100% of your initial investment;

♦	You seek an investment for which there will be an active secondary market;

♦

You seek an investment whose return is not limited to the pre-specified Return on Call Date, a total return based upon an annualized return of between 22.50% and 26.50% (the actual annualized return upon which the Return on Call Date is based will be set on the Trade Date);

♦

You are unwilling or unable to hold Securities that will be called on any Observation Date on which the Index closes at or above the Index Starting Level or otherwise to hold the Securities to maturity;

♦	You prefer the lower risk – and therefore accept the potentially lower returns – of fixed income investments with comparable maturities and credit ratings; or

♦	You seek current income from your investment.

Indicative Terms

Issuer	Deutsche Bank AG, London Branch (Aa1)/(AA)[1]

Issue Price	$10.00 per Security (subject to a minimum purchase of 100 Securities)

Term	2 years

Underlying Index	PHLX Housing SectorSM Index

Call Feature	The Securities will be called if the closing level of the Index on any Observation Date is equal to or greater than the Index Starting Level.

Observation Dates

January 26, 2009, April 20, 2009, July 20, 2009, October 20, 2009 and the Final Valuation Date, subject to postponement in the event of a market disruption event and as described under “Description of Notes—Call Feature” in the accompanying product supplement G

Call Settlement Dates	Three business days following the relevant Observation Date

Return on Call Date

If the Securities are called, investors on a Call Settlement Date will receive a cash payment per $10.00 Security face amount equal to the Call Price for the applicable Observation Date. The Return on Call Date will be based upon an annualized return of between 22.50% and 26.50%. The table below assumes an annualized return of 24.50%. The actual annualized return upon which the Return on Call Date is based will be determined on the Trade Date.

Observation Date	Return on Call Date	Call Price (per $10.00 Security face amount)
January 26, 2009	24.500%	$12.45
April 20, 2009	30.625%	$13.06
July 20, 2009	36.750%	$13.68
October 20, 2009	42.875%	$14.29
January 20, 2010 (Final Valuation Date)	49.000%	$14.90

Payment at Maturity (per $10.00 Security)

If the Securities are not called and the Index never closes below the Trigger Level on any trading day during the Observation Period, you will receive a cash payment on the Maturity Date equal to $10.00 per $10.00 Security face amount.

If the Securities are not called and the Index closes below the Trigger Level on any trading day during the Observation Period, you will receive a cash payment on the Maturity Date equal to:

$10.00 x (1 + Index Return);

In this case, you will lose some, or, if the Index Return is -100%, all of your initial investment.

Index Return	Index Ending Level – Index Starting Level Index Starting Level

Trigger Level	60.0% of the Index Starting Level

Observation Period	The period commencing on (and including) the Trade Date and ending on (and including) the Final Valuation Date

Index Starting Level	The closing level of the Index on the Trade Date.

Index Ending Level	The closing level of Index on the Final Valuation Date.

CUSIP	25153Q104

ISIN	US25153Q1040

Determining Payment Upon a Call or at Maturity

1 Moody’s Investors Service Ltd has assigned a rating of Aa1 and Standard & Poor’s has assigned a rating of AA to securities, such as the Securities offered hereby, issued by Deutsche Bank AG’s Global Notes Program, Series A. A credit rating is not a recommendation to buy, sell or hold securities, and may be subject to revision at any time by the assigning rating agency.

Scenario Analysis and Hypothetical Examples of Payment Upon a Call or at Maturity

The following examples assume an Index Starting Level of 100, a Return on Call Date of 24.50% per annum and a Trigger Level of 60 (60% of the Index Starting Level). The actual Index Starting Level, Return on Call Date and Trigger Level will be set on the Trade Date.

Example 1: Securities are Called 18 Months after Trade Date

Observation Date	Index Level	Result
January 26, 2009	90	Below the Index Starting Level, Securities NOT Called
April 20, 2009	95	Below the Index Starting Level, Securities NOT Called
July 20, 2009	105	Above the Index Starting Level, Securities are Called
Call Price (per $10.00 Security)		$13.68 (based on Return on Call Date of 24.5% per annum)

Example 2: Securities are Called on the Final Valuation Date

Observation Date	Index Level	Result
January 26, 2009	80	Below the Index Starting Level, Securities NOT Called
April 20, 2009	55	Below the Index Starting Level and Trigger Level, Securities NOT Called
July 20, 2009	85	Below the Index Starting Level, Securities NOT Called
October 20, 2009	90	Below the Index Starting Level, Securities NOT Called
January 20, 2010 (Final Valuation Date)	105	Above the Index Starting Level, Securities are Called
Call Price (per $10.00 Security)		$14.90 (based on Return on Call Date of 24.5% per annum)

Note that as long as the Index closes at or above the Index Starting Level on any of the five Observation Dates, the investor will receive the applicable Call Price, regardless of whether or not the Index had closed below the Trigger Level on any trading day during the Observation Period.

Example 3: Securities are NOT Called and the Index never closes below the Trigger Level on any trading day during the Observation Period

Observation Date	Index Level	Result
January 26, 2009	95	Below the Index Starting Level, Securities NOT Called
April 20, 2009	90	Below the Index Starting Level, Securities NOT Called
July 20, 2009	85	Below the Index Starting Level, Securities NOT Called
October 20, 2009	90	Below the Index Starting Level, Securities NOT Called
January 20, 2010 (Final Valuation Date)	80	Below the Index Starting Level, Securities NOT Called
Payment at Maturity (per $10.00 Security)		$10.00

Example 4: Securities are NOT Called and the Index closes below the Trigger Level on one or more trading days during the Observation Period

Observation Date	Index Level	Result
January 26, 2009	80	Below the Index Starting Level, Securities NOT Called
April 20, 2009	65	Below the Index Starting Level, Securities NOT Called
July 20, 2009	55	Below the Index Starting Level and Trigger Level, Securities NOT Called
October 20, 2009	75	Below the Index Starting Level, Securities NOT Called
January 20, 2010 (Final Valuation Date)	50	Below the Index Starting Level and Trigger Level, Securities NOT Called
Payment at Maturity (per $10.00 Security)		$10.00 × (1 + Index Return) = $10.00 × (1 + -50.0%) = $5.00

What are the tax consequences of the Securities?

You should review carefully the section in the accompanying product supplement entitled “Certain U.S. Federal Income Tax Consequences,” as supplemented by the accompanying addendum. We believe that the Securities should be treated as cash-settled prepaid financial contracts for U.S. federal income tax purposes. Under current law, assuming this treatment is respected, your gain or loss on the Securities should be long-term capital gain or loss if you hold the Securities for more than one year. The tax consequences of an investment in the Securities are uncertain, however, and other treatments are possible. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the Securities, the timing and/or character of income on the Securities might be materially and adversely affected. We do not plan to request a ruling from the IRS, and no assurance can be given that the IRS or a court will agree with the tax treatment described in this free writing prospectus and the accompanying product supplement.

On December 7, 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Securities. The notice focuses on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these investments; the relevance of factors such as the nature of the underlying property to which the investment is linked; the degree, if any, to which any income (including any mandated accruals) recognized by non-U.S. holders should be subject to withholding tax; and whether these investments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gains as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, Treasury regulations or other forms of guidance, if any, issued after consideration of these issues could materially and adversely affect the tax consequences of this kind of investment, possibly with retroactive effect.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

Neither we nor UBS Financial Services Inc. provides any advice on tax matters. Both U.S. and non-U.S. holders should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of investing in the Securities (including alternative treatments and the issues presented by the December 7, 2007 notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Index. Some of the risks that apply to the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

♦

You could lose some or all of your initial investment – The Securities differ from ordinary debt securities in that we will not pay you coupons on the Securities or a fixed amount at maturity. If the Securities are not called, your cash payment at maturity will either be equal to your initial investment amount (if the Index never closes below the Trigger Level on any trading day during the Observation Period) or will be based on the Index Return (if the Index closes below the Trigger Level on one or more trading days during the Observation Period), in which case you will receive a negative return on your investment. If the level of the Index decreases over the term of the Securities and the Index closes below the Trigger Level on one or more trading days during the Observation Period, your payment at maturity will equal your initial investment amount reduced by 1% for every 1% decrease in the Index from the Index Starting Level to the Index Ending Level, up to a loss of 100% of your initial investment.

♦

No assurances of flat or positive-return environment – While the Securities are structured to provide potentially enhanced returns in a flat or positive-return environment, we cannot assure you of the economic environment during the term or at maturity of your Securities.

♦

Appreciation potential is limited to the Return on Call Date – The appreciation potential of the Securities is limited to the pre-specified Return on Call Date, regardless of the performance of the Index. In addition, since the Securities could be called as early as the first Observation Date, the term of your investment could be cut short, and your return on the Securities would then be less than if the Securities were called at a later date. Following an early call, there is no guarantee that you would be able to reinvest the proceeds from your investment in the Securities at a comparable return for a similar level of risk. If the Securities are not called, you could lose up to 100% of your initial investment.

♦

No coupon payments, dividend payments or voting rights – As a holder of the Securities, you will not receive coupon payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of stocks included in the Index would have.

♦

Certain built-in costs are likely to adversely affect the value of the Securities prior to maturity – The original issue price of the Securities includes the agents’ commissions and the estimated cost of hedging our obligations under the Securities through one or more of our affiliates. As a result, the price, if any, at which Deutsche Bank AG or its affiliates would be willing to purchase Securities from you prior to maturity in secondary market transactions will likely be lower than the original issue price, and any such sale prior to the Maturity Date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your Securities to maturity.

♦

Secondary trading may be limited – The Securities will not be listed on a securities exchange. There may be little or no secondary market for the Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily or at a price advantageous to you, and you may suffer a substantial loss. Deutsche Bank AG and its affiliates may act as market-makers for the Securities but are not required to do so. Because we do not expect that other market-makers will participate significantly in the secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates are willing to buy the Securities. If at any time Deutsche Bank AG or its affiliates or another agent does not act as a market-maker, it is likely that there would be little or no secondary market for the Securities.

♦

Potential Conflicts – We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

♦

We and our affiliates and agents may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities, and such research, opinions or recommendations could affect the level of the Index or the value of the Securities – Deutsche Bank AG, its affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Deutsche Bank AG, its affiliates and agents may have published research or other opinions that are inconsistent with the investment view implicit in the Securities. Any research, opinions or recommendations expressed by Deutsche Bank AG, its affiliates or agents may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Index.

♦

UBS Financial Services or its affiliates have published research that indicates that a turnaround in housing is unlikely to materialize until 2009 at the earliest; greater weakness in the broader economy would only delay a recovery. Investors are urged to evaluate the merits of investing in the Securities and the Index.

♦

Many economic and market factors will impact the value of the Securities – In addition to the level of the Index on any day, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other and that are set out in more detail in product supplement G.

♦

Your investment is concentrated in one industry – All of the securities included in the Index are issued by companies whose primary lines of business are directly associated with the U.S. housing construction industry.

♦

Uncertain tax treatment – Significant aspects of the tax treatment of the Securities are uncertain, and no assurance can be given that the IRS will accept, or a court will uphold, the tax consequences described in this free writing prospectus or in the accompanying product supplement. On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on a number of issues related to “prepaid forward contracts” and similar instruments, such as the Securities. Any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. Both U.S. and non-U.S. holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities (including alternative treatments and the issues presented by the December 7, 2007 notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The PHLX Housing SectorSM Index

The PHLX Housing SectorSM Index is calculated, maintained and published by the Philadelphia Stock Exchange, Inc. (“PHLX”). As discussed more fully in underlying supplement no. 9 under the heading “The PHLX Housing SectorSM Index,” the Index is a modified capitalization-weighted index designed to measure the performance of twenty companies whose primary lines of business are directly associated with the United States housing construction market. The Index composition encompasses residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers. The Index was set to an initial value of 250 on January 2, 2002, and options on the Index commenced trading on July 17, 2002.

You can obtain the level of the Index at any time from the Bloomberg Financial Markets page “HGX <Index> <GO>“ or from the PHLX website at www.phlx.com.

Market Disruption Events

Certain events may prevent the calculation agent from calculating the Index closing level on a relevant date, including the Observation Dates and Final Valuation Date. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to these events individually as a “market disruption event.”

With respect to the Index, a “market disruption event” means:

♦

a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of the Index (or the relevant successor index) on the relevant exchanges (as defined below) for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange; or

♦

a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the Index (or the relevant successor index) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

♦

a suspension, absence or material limitation of trading on any major securities market for trading in futures or options contracts related to the Index (or the relevant successor index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such market; or

♦	a decision to permanently discontinue trading in the relevant futures or options contracts;

in each case, as determined by the calculation agent in its sole discretion; and

♦

a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the Securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the disrupted Index shall be based on a comparison of:

♦	the portion of the level of the disrupted Index attributable to that security, relative to

♦	the overall level of the disrupted Index,

in each case, immediately before that suspension or limitation.

For purposes of determining whether a market disruption event has occurred:

♦

a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;

♦

limitations pursuant to the rules of any relevant exchange similar to rescinded NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to rescinded NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

♦	a suspension of trading in futures or options contracts on the Index by the primary securities market trading in such contracts by reason of:

♦	a price change exceeding limits set by such exchange or market;

♦	an imbalance of orders relating to such contracts; or

♦	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Index; and

♦

a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

The graph below illustrates the performance of the Index from July 3, 2002 to January 8, 2008. The historical levels of the Index should not be taken as an indication of future performance.

Source: Bloomberg L.P.

The closing level of the Index on January 8, 2008 was 122.19.

The information on the PHLX Housing SectorSM Index provided in this free writing prospectus should be read together with the discussion under the heading “The PHLX Housing SectorSM Index” in underlying supplement no. 9. Information contained on the PHLX website and Bloomberg Financial Markets page referenced above is not incorporated by reference herein.

Supplemental Underwriting Information

UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc., acting as agents for Deutsche Bank AG, will receive discounts and commissions of $0.20 per $10.00 Security face amount. We have agreed that UBS Financial Services Inc. may sell all or part of the Securities that it purchases from us to its affiliates at the price to the public indicated on the cover of this free writing prospectus minus a concession not to exceed the discounts and commissions indicated on the cover. See “Underwriting” in the accompanying product supplement.